Exhibit 99.1

MoneyGram Agrees to Amend Recapitalization Agreement With Investment Group
Led By Thomas H. Lee Partners, L.P., and Goldman Sachs

MINNEAPOLIS, March 10, 2008 - MoneyGram International, Inc. (NYSE:MGI) today announced that it has agreed to amend its agreement with an investment group (the “Investors”) led by Thomas H. Lee Partners, L.P., (THL) and Goldman, Sachs & Co. (Goldman Sachs), concerning a comprehensive recapitalization of the Company. The revised agreement comes following the failure of the Company to meet certain conditions required to close the previous agreement, including the requirement that MoneyGram have, on a pro forma basis for the transaction, at least $150 million of unrestricted assets, as defined in the agreement.

MoneyGram and the Investors have agreed to make the following material changes to the original agreement as announced on February 12, 2008:

• The agreement will contemplate that the Investors will purchase $760 million of Series B and Series B-1 Preferred Stock, which will initially be convertible into approximately 79% of the common equity of the Company.

• The Investors’ convertible voting preferred stock will be convertible into shares of common stock of the Company at a price of $2.50 per share, as opposed to $5.00 per share under the original terms.

• If the Company is unable to pay a cash dividend on the Series B and Series B-1 Preferred Stock at a time at which it is required to do so, dividends will accrete at 15%, as opposed to 12.5% under the original terms.

• The Company is not prohibited from soliciting or discussing alternative proposals.

• The Company will be required to raise an incremental $50 million of debt on terms and conditions acceptable to the Investors.

The transaction would be structured as a purchase of convertible preferred stock in a one-step transaction, as opposed to a two-step transaction under the original terms in which the Investors would have exchanged shares of common stock and nonconvertible preferred stock purchased at the closing for convertible preferred stock upon shareholder approval. While the rules of the New York Stock Exchange (NYSE) generally require shareholder approval prior to the issuance of securities that are convertible into more than 20% of the outstanding shares of a listed company, the NYSE’s Shareholder Approval Policy provides an exception in cases where the delay involved in securing shareholder approval would seriously jeopardize the financial viability of the Company. In accordance with the NYSE’s rule providing that exception, the Audit Committee of the Company’s Board of Directors has expressly approved, and the full Board of Directors has unanimously concurred with, the Company’s intended use of the exception. The Company currently expects the amended transaction to close upon the conclusion of a shareholder notice period required by the NYSE when utilizing this exception, which is expected to occur no later than March 25, 2008.

The transaction will be conditioned upon the receipt of confirmation by the NYSE that the Company may rely on the exception described above. The transaction will also be conditioned upon other mutually acceptable terms and closing conditions to be negotiated by the parties prior to March 14, 2008. No assurances can be given that these terms and closing conditions will be agreed upon or that any transaction will be consummated.

MoneyGram has also agreed to reimburse the Investors for transaction-related expenses.

Portfolio Update

The Company completed the sales of certain portfolio assets required to be sold under the terms of the previous agreement at total loss of approximately $1.6 billion, including $1.2 billion of other-than-temporary impairments recorded in the fourth quarter 2007 as a charge to earnings and realized losses of approximately $350 million in the first quarter of 2008. The investment portfolio currently consists primarily of cash and cash equivalents, U.S. agencies and agency residential mortgage backed securities.

The Company expects to file its December 31, 2007 Form 10-K upon funding of the capital transaction.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company, with $1.16 billion in revenue in 2006 and approximately 143,000 global money transfer agent locations in 170 countries and territories. For more information, visit the company’s website at www.moneygram.com .

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) the Company's ability to negotiate, or to satisfy, the conditions to consummation of the transaction contemplated by the revised agreement, including without limitation the amendment of the Company's existing credit facilities and the raising of additional senior indebtedness and other terms contemplated by the purchase agreement; (b) any additional material changes in the market value of securities we hold and/or permanent impairments of portfolio securities; (c) the Company’s retention of clearing banks, money transfer agents and other customers during the pendency of or in the absence of a transaction; (d) additional costs and expenses incurred as a result of any recapitalization and related matters; (e) loss of one or more key customers or the inability to maintain the Company’s network in our Global Funds Transfer segment; (f) the Company’s ability to continue to effectively operate the Payments Systems segment pending the receipt of additional long-term capital and in light of changes implemented or to be implemented as a result of the previously disclosed strategic review of that business, the transaction and the additional indebtedness expected to be incurred; (g) the Company’s ability to maintain sufficient liquidity, capital and assets; (h) the Company’s ability to maintain all required state and international licenses required to operate the Company’s business; (i) risks of shareholder or other litigation or government investigations of the Company or its agents that could result in material settlements, fines or penalties risks (j) risk of further downgrade in the Company’s credit ratings which could affect the Company’s cost of funds; (k) the Company’s ability to manage credit risk related to its investment portfolio and its use of derivatives; (l) unexpected liquidity or capital needs including those arising from the exit of customer banks and requirements of clearing banks, and the Company’s ability to secure additional sources of capital; (m) ability to successfully develop and timely introduce new and enhanced products and services; (n) ability to protect and defend the intellectual property rights related to the Company’s existing and any new or enhanced products and services; (o) our ability to continue to compete effectively; (p) The Company’s and its agents' ability to comply with U.S. and international licensing and regulatory requirements; (q) conducting money transfer transactions through agents in regions that are politically volatile and/or in a limited number of cases, subject to certain OFAC restrictions; (r) ability to manage security risks related to the Company’s electronic processing and transmission of confidential customer information; (s) ability to process and settle transactions accurately and the efficient and uninterrupted operation of the Company’s computer network systems and data centers; (t) ability to manage credit and fraud risks from the Company’s retail agents; (u) ability to manage reputational damage to the Company’s brand due to the events leading to the recapitalization as well as fraudulent or other unintended use of its services; (v) fluctuations in interest rates; (w) ability to manage risks related to opening of new retail locations and acquisition of businesses; (x) material slow down or complete disruption in international migration patterns; (y) ability for us and our agents to maintain adequate banking relationships, including relationships with clearing banks; (z) ability to manage risks associated with the Company’s international sales and operations; (aa) ability to maintain effective internal controls; and (bb) other factors more fully discussed in MoneyGram's filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date. For MoneyGram: Investors: Don Duffy, 203-682-8200 or Media: Michael Fox, 203-682-8215 or 203-258-9527 or For Thomas H. Lee Partners, L.P.: Kekst and Company Jeffrey Taufield, 212-521-4800 or Kimberly Kriger, 212-521-4800 or For Goldman Sachs: Andrea Raphael, 212-357-0025.